Exhibit 10.18

LEASE

DGE ALHAMBRA, LP,

Landlord,

and

APPGATE CYBERSECURITY, INC.,

Tenant

TABLE OF CONTENTS

1.	USE AND RESTRICTIONS ON USE
2.	TERM
3.	RENT
4.	RENT ADJUSTMENTS
5.	SECURITY DEPOSIT
6.	ALTERATIONS
7.	REPAIR
8.	LIENS
9.	ASSIGNMENT AND SUBLETTING
10.	INDEMNIFICATION
11.	INSURANCE
12.	WAIVER OF SUBROGATION
13.	SERVICES AND UTILITIES
14.	HOLDING OVER
15.	SUBORDINATION
16.	RULES AND REGULATIONS
17.	REENTRY BY LANDLORD
18.	DEFAULT
19.	REMEDIES
20.	TENANT’S BANKRUPTCY OR INSOLVENCY
21.	QUIET ENJOYMENT
22.	CASUALTY
23.	EMINENT DOMAIN
24.	SALE BY LANDLORD
25.	ESTOPPEL CERTIFICATES
26.	SURRENDER OF PREMISES
27.	NOTICES
28.	TAXES PAYABLE BY TENANT
29.	RELOCATION OF TENANT
30.	PARKING
31.	RENEWAL OPTION
32.	EARLY TERMINATION
33.	DEFINED TERMS AND HEADINGS
34.	AUTHORITY
35.	FINANCIAL STATEMENTS AND CREDIT REPORTS

i

TABLE OF CONTENTS

(continued)

36.	COMMISSIONS
37.	TIME AND APPLICABLE LAW
38.	SUCCESSORS AND ASSIGNS
39.	ENTIRE AGREEMENT
40.	EXAMINATION NOT OPTION
41.	RECORDATION
42.	COUNTERPARTS
43.	LIMITATION OF LANDLORD’S LIABILITY
44.	RADON GAS
EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT B – INITIAL ALTERATIONS
EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – EXISTING FURNITURE

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

GROSS (BY) OFFICE LEASE

REFERENCE PAGES

BUILDING:	Alhambra Plaza – 2 Alhambra Plaza
LANDLORD:	DGE Alhambra, LP, a Delaware limited partnership
LANDLORD’S ADDRESS:

DGE Alhambra, LP

c/o DWS

RREEF Management L.L.C.

3414 Peachtree Road, NE, Suite 950

Atlanta, Georgia 30326

Attention: Scott Bodin

with a copy to:

DGE Alhambra, LP

c/o DWS

222 S. Riverside Plaza

Chicago, IL 60606

Attention: Managing Director

with a copy to:

Transwestern Commercial Services Florida, L.L.C.

100 SE 2nd Street, Suite 3100

Miami, Florida 33131

Attention: Walter Byrd - Managing Director

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:

Via ACH/Wire:

Capital One, National Association

ABA No.:               021407912

Account Name:      DGE Alhambra, LP

Account No.:          7527650938

Via Lockbox:

DGE Alhambra, LP

P.O. Box 2180

Hicksville, NY 11802

Attention: Lockbox Department

LEASE REFERENCE DATE:	November 19, 2021
TENANT:	Appgate Cybersecurity, Inc., a Delaware corporation
TENANT’S NOTICE ADDRESS:	Appgate Cybersecurity, Inc. 2 Alhambra Plaza, Suite PH-1-B Coral Gables, Florida 33134 Attention: Jeremy M. Dale General Counsel
PREMISES ADDRESS:	2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
PREMISES RENTABLE AREA:	Approximately 5,898 sq. ft. (for outline of Premises see Exhibit A)

/s/ RAR	/s/ SB
Initials

BUILDING RENTABLE AREA:	Approximately 231,632 sq. ft.
COMMENCEMENT DATE:	The later of (i) December 1, 2021, and (ii) the date that is thirty (30) days after the Possession Date (See Article 2)
TERM OF LEASE:	Approximately five (5) years and two (2) months beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.” If the Commencement Date falls on a day other than the first day of a calendar month, the applicable Monthly Installment of Rent will be apportioned pro rata for the resulting Commencement Month.

TERMINATION DATE:	The last day of the sixty-second (62nd) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Does Not Include Sales Tax) (Article 3):

Period		Rentable	Annual Rent	Annual Base	Monthly
from	through	Square Footage	Per Square Foot	Rental	Installment of Rent
Month 1 *	Month 12	5,898	$48.00	$283,104.00	$23,592.00 **
Month 13	Month 24	5,898	$49.44	$291,597.12	$24,299.76
Month 25	Month 36	5,898	$50.92	$300,345.00	$25,028.75
Month 37	Month 48	5,898	$52.45	$309,344.44	$25,779.62
Month 49	Month 60	5,898	$54.02	$318.363.00	$26,553.00
Month 61	Month 62	5,898	$55.65	$328,195.08	$27,349.59

*	Plus the prorated amount for the Commencement Month, if applicable.

**	Notwithstanding anything in this Lease to the contrary, Landlord agrees to provide Tenant an abatement of the Monthly Installments of Rent due and payable hereunder for the first two (2) calendar months of the Term (the “Rent Abatement Period”) in the amount of $23,592.00 per month for a total of $47,184.00 (the “Abated Rent”). Upon the occurrence of an Event of Default by Tenant under the Lease, the Abated Rent shall be revoked, null and void, and in addition to any other remedies under this Lease, the unamortized portion of the Abated Rent as of the date of such Event of Default shall become immediately due and payable to Landlord.

/s/ RAR	/s/ SB
Initials

BASE YEAR (EXPENSES):	2022
BASE YEAR (TAXES):	2022
TENANT’S PROPORTIONATE SHARE:	2.55%
SECURITY DEPOSIT:	$23,592.00
ASSIGNMENT/SUBLETTING FEE:	$1,000.00
AFTER-HOURS HVAC COST:	$50.00 per hour, subject to change at any time
PARKING:

Two (2) passes per 1,000 rentable square feet of the Premises for non-reserved parking spaces (See Article 30 - Parking). Based on the foregoing formula, as of the Commencement Date, Tenant shall lease twelve (12) non-reserved parking passes.

REAL ESTATE BROKER:	Jones Lang LaSalle Brokerage, Inc. (Landlord) Jones Lang LaSalle Brokerage, Inc. (Tenant)
TENANT’S NAICS CODE:	511210

BUILDING BUSINESS HOURS:	Monday through Friday from 8:00 a.m. to 6:00 p.m. Saturday from 9:00 a.m. to 1:00 p.m.
AMORTIZATION RATE:	8%

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through E, all of which are made a part of the Lease.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

/s/ RAR	/s/ SB
Initials

v

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for general office purposes and uses reasonably incidental thereto. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Tenant shall not bring upon the Premises or any portion of the Building or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same. Subject to emergency, compliance with all applicable governmental requirements, laws and ordinances and the terms of this Lease, compliance with all Rules and any and all causes outside of the reasonable control of Landlord, Tenant shall have access to the Premises, the Building and the Parking Facility (as defined in Section 30.1) on a twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year throughout the Term. Landlord has not received written notice from any governmental authority that the Building or the Premises is in violation of any applicable Regulations as of the date of this Lease.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as hereinafter defined) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Landlord has not received written notice from any governmental authority that the Building or the Premises is in violation of any Environmental Laws as of the date of this Lease.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to the Rules (as defined in Section 16) and the Parking Rules (as defined in Section 30.1.2) regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than in the number and type of parking spaces set forth on the Reference Pages of this Lease. The foregoing shall not be deemed to provide Tenant with an exclusive right to any particular parking spaces.

1.4 Subject to the terms and conditions of this Section 1.4, Tenant shall have the exclusive right to use the balcony immediately adjacent and connected to the Premises (the “Balcony”). For all purposes under this Lease, with the exception of the square footage of the Premises and the payment of Annual Rent, the Premises shall be deemed to include the Balcony and all provisions of the Lease, including, without limitation, the indemnification provisions set forth in Article 10, the insurance provisions set forth in Article 11 and the Rules, shall apply to Tenant’s use and occupancy of the Balcony. Tenant shall not use the Balcony as a designated outdoor smoking area or for the storage of Tenant’s personal property. Tenant shall not permit to occur on the Balcony: (i) smoking or other odor-causing activities or the use of cigarettes or other odor-causing devices, (ii) the playing of music or the use of sound amplification devices, or (iii) the use of lights or other light-generating devices, except that Tenant shall have the right to use lights or other light generating devices (including, without limitation, landscape lighting) that (x) comply with applicable Regulations and (y) do not generate beams of light other effects intended to be observed from outside of the Building. Tenant shall, at Tenant’s sole cost and expense, be responsible for keeping the Balcony in a clean, neat and sanitary condition reasonably acceptable to Landlord. Tenant shall not use the Balcony in a manner that unreasonably interferes with the use and occupancy of other tenants or occupants of the Building, and, in the event of such unreasonable interference, Tenant shall, promptly following written notice from Landlord (which notice may be provided by email), cease such activities causing the unreasonable interference. Tenant shall be entitled to install and maintain during the Term, at Tenant's cost, planters and exterior furniture for use by the Tenant Entities. Any planters or exterior furniture to be installed by Tenant in the Patio Area shall be subject to Landlord’ prior written approval, which approval shall not be unreasonably withheld. Tenant shall, at Tenant's sole cost and expense, be solely responsible for the use, the maintenance and repair of any such planters or exterior furniture, and Landlord shall have no responsibility therefor. All planters must be kept watertight, and none of the planters or exterior furniture shall be allowed to be visible from the street outside the Building. During any period of severe wind conditions, Tenant shall take all reasonable steps to cause any such planters and exterior furniture to be adequately secured or placed inside of the Premises. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Entities, Tenant hereby expressly acknowledges and agrees that Landlord shall not be liable to Tenant or any of the Tenant Entities for injuries received while using the Balcony, and Tenant hereby expressly assumes the risk thereof as to all Tenant Entities and their respective guests and invitees. The failure of Tenant to comply with the terms and provisions of this Section 1.4 shall entitle Landlord to, promptly following written notice to Tenant, terminate Tenant’s right to use the Balcony, and, upon such termination, Tenant shall immediately cease all such use.

1.5 Notwithstanding anything in this Lease to the contrary, Landlord, for valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, and transfer unto Tenant, all of Landlord’s right, title and interest in and to the furniture located in the Premises as of the Possession Date and being more particularly described on Exhibit E attached hereto (collectively, the “Existing Furniture”). This conveyance is made by Landlord and accepted by Tenant without any warranty whatsoever, either express or implied, other than Landlord’s warranty with respect to title, relating to the Existing Furniture including, without limitation, any warranties as to condition, merchantability or fitness for any particular use or purpose. Tenant hereby expressly acknowledges and agrees that Tenant shall be responsible, at its sole cost and expense, for the maintenance, repair, replacement and/or disposition of the Existing Furniture during the Term, to the extent desired by Tenant, and shall remove all of the Existing Furniture from the Premises on or prior to the expiration or earlier termination of the of the Term.

2. TERM.

2.1 Landlord shall tender possession of the Premises to Tenant on or before December 1, 2021 (the “Possession Date”) in broom clean condition with all of the prior tenant’s personal effects other than the Existing Furniture removed. Tenant shall have the right to enter and occupy the Premises for the period between the Possession Date and the Commencement Date in order to install the tenant improvements and otherwise prepare the Premises for occupancy all pursuant to and in accordance with the terms and provisions set forth in said Exhibit B. Tenant and Landlord acknowledge and agree that the Premises are in all respects being leased by Landlord to Tenant, and shall be accepted by Tenant, in their current “AS IS/WHERE IS” condition as of the Possession Date and that Landlord has and shall have no obligation or duty whatsoever to make any alterations, repairs or improvements of any kind or nature in or to the Premises in order to prepare same for Tenant’s occupancy. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

2.2 The Term of this Lease shall begin on the date as shown on the Reference Pages (“Commencement Date”) and shall terminate on the date as shown on the Reference Pages as the Termination Date based on the actual Commencement Date (“Termination Date”), unless sooner terminated by the provisions of this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.3 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Possession Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Premises to Tenant. No such failure to give possession on the Possession Date shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be adjusted to reflect such delay in delivery of possession of the Premises. Notwithstanding the foregoing, in the event that Landlord is unable to deliver possession of the Premises on or before January 15, 2022 (as such date is extended by Delay (as hereinafter defined)), Tenant may, at its option and as its sole remedy, terminate this Lease upon thirty (30) days prior written notice to Landlord; provided, however, that such termination notice shall be null and void in the event that Landlord delivers possession of the Premises prior to the expiration of such thirty (30) day period (as such period may be extended due to the occurrence of any additional Delay). In the event that this Lease terminates pursuant to the terms of this Section 2.3, from and after the effective date of such termination neither Landlord nor Tenant shall have any further obligation hereunder except that Landlord shall promptly return to Tenant the Security Deposit and any other rent prepaid by Tenant to Landlord pursuant to the terms of this Lease. For purposes hereof, “Delay” shall mean, collectively, delays due to (1) any acts or omission of Tenant or any Tenant Entity; and/or (2) strikes, lockouts, casualties, acts of God, war, material or labor shortages, permitting delays, government regulation or control, pandemics, civil disturbances and other causes beyond the reasonable control of Landlord.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent (together with any sales tax imposed on rent by the State of Florida or any local unit of government) then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent (together with any sales tax imposed on rent by the State of Florida or any local unit of government) due and payable after the expiration of the Rent Abatement Period shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand. All such rent amounts shall be paid in lawful money of the United States of America and shall be paid to Landlord by Electronic Funds Transfer (“EFT”), Automated Clearing House (“ACH”) or wire transfer to the bank account specified by Landlord, or to such other person or at such other place and/or by such other methods as Landlord may from time to time designate in writing. Upon Lease execution, Tenant agrees to cooperate with Landlord to complete all necessary forms in order to accomplish such method of payment. If Landlord agrees to accept payment of rent by means other than EFT, ACH or wire transfer, and if an Event of Default occurs during the Term, Landlord may require by notice to Tenant that all subsequent rent payments be made by EFT, ACH or wire transfer, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Notwithstanding anything to the contrary, Landlord may, in its sole discretion, allocate any rent or monies Tenant pays to Landlord to any sums then due and payable hereunder and in any order or priority including first to the most delinquent sums then due and payable hereunder. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment. Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge on a late payment so long as (i) Tenant was not late with the payment of any rent or other sum due under this Lease during the preceding twelve (12) month period, and (ii) Landlord receives the rent or other sum due that is late within five (5) days of the original due date. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas and energy for the Building; waste disposal; recycling costs; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; deferred maintenance costs; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses or enhance the environmental sustainability of the property’s operations; and (ii) other capital expenses which are required under any Regulations which were not applicable to the Building as of the date of this Lease (collectively, “Permitted Capital Expenditures”); but the costs of such Permitted Capital Expenditures shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time, and only the amortized amount applicable to each Lease Year shall be the amount included in Expenses with respect to such Permitted Capital Expenditure for the applicable Lease Year. Expenses shall not include: (a) depreciation or amortization of the Building or equipment in the Building except as provided herein; (b) loan principal payments, interest on debt or payments on any mortgage; (c) rental under any ground or underlying leases; (d) allowances, concessions or other costs and expenses of improving, renovating or decorating any leasable space in the Building; (e) leasing commissions and other costs incurred in leasing, advertising for the Building, or other marketing or promotional activity specifically and primarily designed for marketing space in the Building; (f) interest expenses on long-term borrowings; (g) attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants of the Building; (h) capital improvement costs other than Permitted Capital Expenditures; (i) costs of Landlord’s general corporate and/or partnership overhead; (j) all items and services for which Tenant is expressly required under this Lease to pay to third persons; (k) amounts paid to persons or entities affiliated with Landlord to the extent such amounts are greater than would have been charged by an unaffiliated third party in an arms-length transaction; (l) costs to the extent that they are actually reimbursed out of insurance, warranty or condemnation proceeds, or to the extent which they are actually reimbursed by any third parties; (m) costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord’s failure to timely pay Expenses or Taxes; (n) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building; (o) property management fees in excess of the rates then customarily charged for building management by property managers with equal or better qualifications for buildings of like class and character located in the metropolitan area in which the Building is located; (p) wages, costs, salaries and other benefits associated with home office, or other off-site employees of Landlord or wages, costs, salaries and other benefits attributable to persons above the level of property manager; (q) correcting defects in the initial construction of the Building; (r) costs for acquiring and installing sculptures, paintings or other art objects (but routine cleaning and maintenance costs related thereto may be included in Expenses); (s) charitable contributions; (t) costs associated with Landlord’s (or its agents’, employees’ or contractors’) negligence, willful misconduct or Landlord’s breach of this Lease; (u) reserves, or (v) any costs incurred to remove, cleanup, remediate or otherwise treat any Hazardous Materials.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall be determined without regard to any “green building” credit and shall not include any corporate franchise, or estate, inheritance or net income tax, or documentary transfer tax imposed upon any transfer by Landlord of its interest in this Lease or any taxes to be paid by Tenant pursuant to Article 28.

4.2 If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of such excess.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord may deliver such annual determination to Tenant via regular U.S. mail. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent located in the metropolitan area in which the Building is located, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. If Landlord’s calculation of Tenant's share of Expenses for the inspected calendar year resulted in an overpayment by more than ten percent (10%) of Tenant's actual share, Landlord shall also pay the reasonable fees and expenses (not to exceed $2,5000.00) of Tenant's independent professionals, if any, conducting said inspection. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year. For the avoidance of doubt, Tenant shall also have the right to audit the Expenses for the Base Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.4 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.4 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

4.7 For the purposes of calculating Expenses, beginning in calendar year 2023, the portion of Expenses attributable to Controllable Expenses (as hereinafter defined) for any calendar year during the Term shall not increase by more than five percent (5%) per annum on a cumulative basis. “Controllable Expenses” shall mean costs and expenses within the direct contractual control of Landlord or otherwise related to the operation of the Building which Landlord can reasonably influence and control. Controllable Expenses shall expressly exclude utilities, insurance costs, Taxes, security costs, charges assessed against or attributed to the Building pursuant to any applicable easement or declaration (provided, however, that if any such assessment or special assessment relates to a underlying capital expenditure, the amount of such assessment shall be amortized over the reasonable life of the underlying capital expenditure in accordance with generally accepted accounting principles and only the amortized amount applicable to each Lease Year shall be the amount included in Expenses with respect to the applicable Lease Year), costs of storm cleanup, expenses in any year that increase due to state or federally mandated minimum wage increases and the cost of Permitted Capital Expenditures (to the extent such Permitted Capital Expenditures are allowed to be included in Expenses pursuant to Section 4.1.2 above).

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of an Event of Default. If an Event of Default occurs with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of such Event of Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the termination or expiration of this Lease.

6. ALTERATIONS.

6.1 Except for those, if any, specifically allowed under Exhibit B to this Lease and except for Cosmetic Alterations (as defined below), Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Notwithstanding the foregoing, Landlord’s consent shall not be required for alterations , additions or improvements made to the Premises by or on behalf of Tenant which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, (iv) do not require a building permit, and (v) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question (collectively, “Cosmetic Alterations”); provided, however, that Tenant shall provide Landlord with at least fifteen (15) days’ prior written notice prior to making any Cosmetic Alteration and such notice shall contain sufficient information and documentation to enable Landlord to confirm that all of the foregoing requirements regarding Cosmetic Alterations have been satisfied.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant and in the event of all Cosmetic Alterations, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event (and other than with respect to Cosmetic Alterations) Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such work to cover its overhead as it relates to such proposed work, with all such amounts being due five (5) business days after Landlord’s demand; provided, however, that notwithstanding the foregoing, Exhibit B attached hereto sets forth the construction management fee due and payable by Tenant with respect to Major Refurbishment Items performed as part of the Refurbishment. In the event Landlord is going to require that any alteration made by the Tenant pursuant to the terms of this Article 6 which requires Landlord’s prior consent is to be removed from the Premises by Tenant at the Tenant's cost upon the expiration of the Term of this Lease, or any renewal thereof, Landlord must notify Tenant accordingly when it gives Tenant its consent to such alteration and, in the event Landlord is going to require that a Cosmetic Alteration be removed, Landlord must notify Tenant accordingly within thirty (30) days after Landlord’s receipt of notice of such Cosmetic Alteration pursuant to this Article 6.

6.3 All alterations, additions or improvements proposed by Tenant (including, without limitation, Cosmetic Alterations) shall be constructed in accordance with all Regulations, and with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request). Tenant shall use Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

7. REPAIR.

7.1 Subject to the terms of this Lease, Landlord shall perform all maintenance and shall make all repairs and replacements reasonably necessary to keep the following areas in good working order and repair (the cost of which shall be included in Expenses, except as otherwise expressly provided in this Lease), consistent with other comparable office buildings in the same rental market, subject to ordinary wear and tear, casualty and condemnation: (a) the common areas of the Building, (b) all mechanical, electrical, plumbing, HVAC, life safety systems and other utility systems servicing the Building and the Premises (except, in each case, to the extent Tenant is responsible therefor as provided in this Lease), (c) the Building's structure, roof, floors, sub-floors, structural perimeter walls, curtain wall and exterior plate glass, and (d) all machinery and equipment necessary to provide the services required to be provided by Landlord pursuant to the terms of this Lease.

7.2 Tenant shall, at all times during the Term, keep the interior portions of the Premises in good condition and repair excepting ordinary wear and tear and damage by fire, or other casualty, and in compliance with all applicable Regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises as a result of (i) the specific use of the Premises by Tenant (as opposed to general office use in which case the Landlord is responsible for such compliance); (ii) any special requirements relating to accommodations for individual employees, invitees and/or guests of Tenant; and (iii) any improvements or alterations made to the Premises by Tenant after the commencement Date, all at Tenant’s sole expense. Tenant shall at all times keep and maintain the Premises in a clean, safe and sanitary condition in accordance with applicable local and state guidelines. Repair and maintenance work shall be undertaken in compliance with Landlord's Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord's Building manager upon request).

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS.

8.1 Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within twenty (20) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) business days of Landlord’s demand.

8.2 In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes, Section 713.10, no interest of Landlord in the Building, the Premises, the land on which the Building is located, or this Lease shall be subject to liens for improvements or alterations made by Tenant or caused to be made by Tenant hereunder. With respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, Tenant shall promptly notify the contractor making such improvements to the Premises of this provision. Tenant shall not have any authority to create any liens for labor or material in Landlord’s interest in the Premises and all persons contracting with Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Premises, and all materialmen, contractors, mechanics, and laborers, are hereby charged with notice that they must look only to Tenant and to Tenant’s interest in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting of the entire Premises or assignment, to terminate this Lease as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable and customary costs incurred by Tenant for such assignment or subletting, including without limitation, leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve a material increase in personnel or wear upon the Building; (ii)  violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or (iv) involve a violation of Section 1.1 or Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees (not to exceed $2,000.00 per request), incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

9.8 Notwithstanding anything in this Article 9 to the contrary, provided that there then exists no Event of Default under this Lease which remains uncured, Tenant shall have the right, upon thirty (30) days’ prior written notice to Landlord, but without Landlord’s consent, to assign this Lease or sublet the Premises to (a) any entity which controls Tenant, is controlled by Tenant or is under common control with Tenant, (b) a successor entity into which or with which Tenant is merged or consolidated or (c) an entity which acquires substantially all of Tenant's assets, provided that, in any such case, such entity assumes all of the obligations and liabilities of Tenant arising under this Lease and, after such transaction, shall have a tangible net worth and creditworthiness at least equal to the tangible net worth and creditworthiness of Tenant as of the date of this Lease as determined by generally accepted accounting principles (a “Permitted Transfer”). For the purposes hereof, (i) “control” shall mean ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities as calculated in accordance with generally accepted accounting principles. The written notice given by Tenant to Landlord pursuant to this Section 9.8 must contain sufficient information and documentation to enable Landlord to confirm that all of the requirements of this Section 9.8 have been satisfied. Any such Permitted Transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this Section 9.8 is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute an immediate Event of Default hereunder.

10. INDEMNIFICATION. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Entities, and subject to the provisions of Section 12 below, neither Landlord nor any of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (excluding any and all consequential and punitive damages but including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft). Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Entity, and subject to the provisions of Section 12 below, Landlord will indemnify and hold harmless Tenant of and from any and all loss, claims, liability or costs (excluding any and all consequential and punitive damages but including court costs and attorney’s fees), for any loss of life, injury to person or damage to or loss of property on or about the Building or the Premises caused by the gross negligence or willful misconduct of Landlord or any Landlord Entities. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect against an accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and, to the extent Landlord has an insurable interest, loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and within fifteen (15) days after each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work. This requirement can also be met by placing separate insurance policies for the Work.

11.4 At all times during the Term, Landlord will maintain in full force and effect (i) all-risk “special perils” insurance insuring the Building in an amount equal to not less than its full replacement value (excluding the foundation and any and all improvements to be insured by tenants or other occupants of the Building), and (ii) comprehensive general liability insurance, including, without limitation, limits of at least $1,000,000.00 per occurrence and $2,000,000.00 general aggregate.

12. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Provided no Event of Default is continuing under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the Rules: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s reasonable judgment for the use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by non-attended automatic elevators; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Expenses. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.

13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.

13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord shall, at Tenant’s sole cost and expense, cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. In addition, Landlord may install and shall have access to the Premises, subject to the terms of this Lease, to monitor a separate meter (or submeter) to determine the actual use of any utility in the Premises or any shared common area and may make available and share actual whole-project energy and water usage data as necessary to maintain the Building's "green building" certification, if any. If there is no meter or submeter in the Premises, then, upon request, Tenant shall provide monthly utility usage to Landlord in electronic or paper format or provide permission for Landlord to request information regarding Tenant's utility usage directly from the utility company.

13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to the Rules and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be (a) One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4 for the first one (1) month of any such holdover, and (b) Two Hundred Percent (200%) of the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4 for any subsequent holdover, in either case, prorated on a daily basis, and, in the event Tenant holds over for more than thirty (30) days after Landlord provides written notice to Tenant that Landlord has entered or is entering into a lease with third party tenant for all or any portion of the Premises, Tenant shall also pay all damages, including, without limitation consequential damages, sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease (the “Rules”) and all reasonable, customary and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord after written notice of such modifications and additions are provided to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such Rules.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises following at least twenty-four (24) hours’ prior notice to Tenant (which notice may be provided verbally or by email but is not required in the event of an emergency and/or in connection with the provision of routine services to or within the Premises) to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers or mortgagees or, during the last nine (9) months of the Term, to prospective tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that except in the case of an emergency, Landlord shall make commercially reasonable efforts to minimize any interference with the business of Tenant in the Premises. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Landlord shall use commercially reasonable efforts to schedule and conduct any such entry into and work in the Premises in such a manner as to not unreasonably interfere with Tenant’s business operations in the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to have any authorized employee present during any entry into the Premises by Landlord or its agents or representatives which requires prior notice under this Section 17.1. During any entry on to the Premises as permitted under this Section 17.1, Landlord and Landlord’s agents and representatives shall comply with Tenant’s customary security procedures and shall use good faith efforts to minimize any interference with Tenant’s operations at the Premises.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default by Tenant under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred twenty (120) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof.

18.2 Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Building whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating this Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of this Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate this Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) reasonably acceptable to Landlord, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate this Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default by Tenant, Landlord may (but shall not be obligated to) cure such Event of Default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time given the circumstances (which, in the event of an emergency, may in Landlord’s sole discretion, be immediate entry without notice) to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at a rate of ten percent (10%) per annum but in no event in excess of the maximum rate permitted by law.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual Rent and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under this Lease, for construction allowances under this Lease, and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Section 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession Amount concerned to the end of the full initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the effective date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all reasonable and actual costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE. Tenant hereby waives and agrees not to pursue or claim any excuse or offset to Tenant’s obligations under this Lease based on the doctrines of impossibility, impracticality, frustration of contract, frustration of purpose, or other similar legal principals.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Except for damages related to a holdover by Tenant (as set forth in Article 14 above), Landlord hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of an Event of Default.

19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.

19.7 Landlord waives any statutory lien rights on Tenant’s personal property located within the Premises.

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant. BY SIGNING THIS RENTAL AGREEMENT, THE TENANT AGREES THAT UPON SURRENDER OR ABANDONMENT, AS DEFINED BY CHAPTER 83, FLORIDA STATUTES, THE LANDLORD SHALL NOT BE LIABLE OR RESPONSIBLE FOR STORAGE OR DISPOSITION OF THE TENANT’S PERSONAL PROPERTY.

19.9 If more than two (2) monetary Events of Default occur within any twelve (12) month period during the Term or any renewal thereof, at Landlord’s option, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any, provided for in this Lease, shall be null and void.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any Event of Default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or anyone claiming by, through or under Landlord, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants of the Building, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance; provided, however, that to the extent such interference or disturbance by another tenant of the Building materially and adversely affects Tenant’s right to quiet enjoyment of the Premises, Landlord shall, upon receipt of written notice to that affect from Tenant, use commercially reasonable efforts to enforce the terms and provisions of the lease of such other tenant in an effort to address such interference or disturbance.

22. CASUALTY

22.1 In the event the Premises or the Building (including the Parking Facility) are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days following the commencement of restoration, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days following commencement of restoration, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, or for which sufficient insurance proceeds to fully cover the repair and restoration are not received by Landlord, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises or the Building (including the Parking Facility) shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises or the Building (including the Parking Facility); provided, however, that a regulatory action, ordinance or Regulation limiting or temporarily prohibiting Tenant’s right to enter or use the Premises or the Building shall not be construed as a taking or appropriation hereunder and Tenant shall have no right to rent abatement or termination right as a result thereof. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Any award for the taking of all or any part of the Premises or the Building under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property, trade fixtures and for moving expenses, provided it does not reduce the amount payable to Landlord.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from and after the date of such sale or conveyance from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and upon the actual transfer of the security to such successor in interest, Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a written statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current Events of Default under this Lease by Tenant or defaults by Landlord except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at the time of Landlord’s approval of the Alterations pursuant to Article 6 or within thirty (30) days after Landlord’s receipt of notice of a Cosmetic Alteration pursuant to Article 6, Tenant shall, at Tenant’s sole cost, remove any Alterations and/or Cosmetic Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon the expiration or sooner termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.2 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of the gross or net rent payable under this Lease, and specifically including any sales tax imposed on base rent, additional rent and late fees by the State of Florida or any local unit of government. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. RELOCATION OF TENANT. At any time after the twenty-fourth (24th) month of the Term of this Lease, but no more than one (1) time during the initial Term, Landlord, at its sole expense, on at least ninety (90) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor located on or above the tenth (10th) floor of the Building in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises. Notwithstanding anything herein to the contrary, if the relocated premises is larger than the existing Premises, Tenant shall pay the same Annual Rent for the relocated premises as Tenant was paying for the existing Premises. Notwithstanding anything herein to the contrary, if the relocated premises is smaller than the existing Premises, (a) Tenant shall pay reduced Annual Rent for the relocated premises on a pro-rata basis and (b) Tenant shall continue to have the right to use the same number of parking spaces as if the relocated premises were the exact size as the Premises. Landlord shall use commercially reasonable efforts to schedule any such relocation at night and/or over a weekend to minimize the inconvenience to Tenant’s business operations and following any such relocation, Landlord shall provide Tenant with an allowance of $1,000.00 to compensate Tenant for the cost of replacing business cards, stationery and other related materials on hand at the time of such relocation.

30. PARKING.

30.1 During the Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Pages of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, basis, provided that at all times the number and type of parking spaces set forth on the Reference Pages of this Lease shall be available for use by Tenant, and shall be for passenger-size automobiles and is subject to the following terms and conditions:

30.1.1 Tenant shall pay to Landlord, or Landlord’s designated parking operator, the Building’s prevailing monthly parking charges (together with any sales tax imposed on charges by the State of Florida or any local unit of government), without deduction or offset, on the first day of each month during the Term of this Lease. As of the execution of this Lease, the monthly parking charge for non-reserved spaces is $100.00 (plus applicable taxes). Landlord will notify Tenant upon not less than thirty (30) days’ notice of any increases in the monthly parking charges prior to billing Tenant any increases; provided, however, that such parking rates shall not increase by more than seven percent (7%) per year on a cumulative basis. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant.

30.1.2 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Parking Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Parking Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Parking Rules to park in the Parking Facility, and any violation of the Parking Rules shall subject the car to removal from the Parking Facility.

30.1.3 Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Landlord may, in its discretion, elect to establish preferred parking programs for hybrid alternative fuel vehicles. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be temporarily closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility (collectively, “Landlord Parking Facility Repairs”), or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In the event that Landlord elects to entirety close the Parking Facility in order to perform Parking Facility Repairs, Landlord shall provide alternate parking spaces to Tenant during the period of such entire closure of the Parking Facility.

30.1.4 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Building (including without limitation, any loss or damage to tenant's automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord's active negligence or negligent omission. The limitation on Landlord's liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord's gross negligence or willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.

30.1.5 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the monthly installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.2 If any employee of Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord or the operator of the Parking Facility shall have the right to cancel the right of such employee of Tenant to use the Parking Facility pursuant to this Article upon ten (10) business days' written notice, unless within such ten (10) business day period, such employee of Tenant cures such default.

31. RENEWAL OPTION. Tenant shall, provided the Lease is in full force and effect and there is no existing Event of Default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew this Lease for a term of five (5) years (the “Renewal Term”) for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

31.1 If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is twelve (12) months prior to the expiration of the then current term of the Lease but no later than the date which is nine (9) months prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

31.2 The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be adjusted to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the Renewal Term is to commence, taking into account tenant improvements and market inducements and concessions for renewing tenants and the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s exercise its option for the Renewal Term. Tenant shall notify Landlord in writing of any objection to Landlord’s determination of the new of the Annual Rent and Monthly Installment for the Renewal Term within fifteen (15) days after Tenant’s receipt of Landlord’s notice. If Tenant timely objects, Landlord and Tenant shall promptly commence negotiations in good faith to attempt to agree upon the fair market rent within thirty (30) days after Landlord’s receipt of Tenant’s written objection notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then Tenant shall by written notice given within fifteen (15) days after the end of such thirty (30) day period either (i) accept Landlord’s determination of fair market rent constituting the Annual Rent and Monthly Installment for the Premises for the Renewal Term, (ii) rescind Tenant’s election to exercise the renewal option afforded herein for the Renewal Term and elect to allow the Term to expire as of the scheduled expiration date of the Term, or (iii) elect to determine the fair market rental (the “Prevailing Market Rate”) pursuant to and in accordance with the procedures set forth below in Section 31.3 below. If Tenant fails to so notify Landlord within said fifteen (15) day period, then Tenant shall be deemed to have elected option (iii) and the Prevailing Market Rate for the Premises for the renewal term shall be determined pursuant to and in accordance with the procedures set forth below in Section 31.3 below.

31.3 In the event that Tenant notifies Landlord that Tenant elects to determine the Prevailing Market Rate, then Tenant shall specify, in such notice to Landlord, Tenant’s selection of a real estate appraiser who shall act on Tenant’s behalf in determining the Prevailing Market Rate for the Renewal Term. Within twenty (20) days after Landlord’s receipt of Tenant’s selection of a real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall act on Landlord’s behalf in the determination of the Prevailing Market Rate for the Renewal Term. Within twenty (20) days of the selection of Landlord’s appraiser, the two (2) appraisers shall render a joint written determination of the Prevailing Market Rate for the Renewal Term, which determination shall take into account tenant improvements and market inducements and concessions for renewing tenants and the specific provisions of the Lease which will remain constant. If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Prevailing Market Rate by selecting, without change, the determination of one (1) of the original appraisers as to the Prevailing Market Rate and such determination shall be final, conclusive and binding. All appraisers selected in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial leasing market in the metropolitan area in which the Building is located and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this subsection. Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expenses of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

31.4 This renewal option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee (other than (i) an assignee pursuant to a Permitted Transfer made in accordance with Section 9.8 above, or (ii) an assignee which is an entity controlled by Manuel D. Medina) or sublessee have any rights to exercise the aforesaid option to renew.

32. EARLY TERMINATION. Tenant shall have a one-time right to terminate the Lease (the “Termination Option”) effective on the date which is the last day of the forty-second (42nd) full month of the Term (the “Early Termination Date”), if and only if Tenant delivers prior written notice to Landlord on or before the last day of the thirty-sixth (36th) full month of the Term (the “Trigger Date”), and delivers to Landlord the Termination Fee (as hereinafter defined) on or before the Trigger Date. Time is of the essence with respect to the foregoing. If Tenant fails to timely and properly deliver such notice and such Termination Fee (provided that Landlord has timely delivered its calculation of the Termination Fee to Tenant in accordance with the terms hereof), this Termination Option shall lapse and be of no further force and effect. If Tenant timely and properly delivers such notice and such Termination Fee, the Lease shall terminate effective as of the Early Termination Date and Tenant shall be obligated to surrender the Premises unto Landlord on the Early Termination Date in the condition required by the Lease and thereafter neither party shall owe any further obligation one to the other except to the extent of obligations under the Lease which are intended to survive the expiration or earlier termination of the Lease. Tenant shall be entitled to exercise this Termination Option only if as of the Trigger Date and as of the Early Termination Date, no default has occurred and continued beyond the expiration of any applicable notice and cure period and no facts or circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a default. The term “Termination Fee” shall be an amount calculated by Landlord equal to: (i) the then unamortized portion of all leasing commissions incurred by Landlord in connection with this Lease, plus (ii) the then unamortized portion of any rental concessions/rental abatements provided in connection with this Lease, including, without limitation, the Abated Rent, plus (iii) the then unamortized portion of all construction/tenant improvement allowances provided in connection with this Lease, including, without limitation, the Allowance (as defined in Exhibit B to this Lease), plus (iv) an amount equal to one (1) month of the Annual Rent in effect as of the Early Termination Date, plus (v) an amount equal to one (1) month of Tenant’s Proportionate Share of Expenses and Taxes due under the Lease as of the Early Termination Date. The term “unamortized portion” used above shall mean that portion of the costs outlined in items (i), (ii) and (iii) above which, based on a full amortization of such costs over the Term at 8.0% interest per annum, remains unamortized as of the Early Termination Date. At any time no earlier than ninety (90) days prior, and no later than forty-five (45) days prior, to the Trigger Date, Tenant may request in writing that Landlord calculate the Termination Fee, and Landlord agrees to deliver to Tenant a written calculation of the Termination Fee within thirty (30) days of Landlord’s receipt of such request, which calculation shall be deemed to be the Termination Fee for purposes of this Article 32. In the event Landlord and Tenant amend the Lease in the future and Landlord incurs additional fees of the type described in (i), (ii) and/or (iii) above, the Termination Fee to be paid in connection with the aforesaid Termination Option shall be appropriately adjusted, with the parties agreeing to document such adjustment in such amendment. This termination option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to terminate this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee (other than an assignee pursuant to a Permitted Transfer made in accordance with Section 9.8 above) or sublessee have any rights to exercise the aforesaid termination option.

33. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas which Landlord represents have been calculated using the Building Owners and Managers Association International Modified Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

34. AUTHORITY.

34.1 Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Landlord represents and warrants that Landlord has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

34.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

35. FINANCIAL STATEMENTS AND CREDIT REPORTS. Tenant shall furnish to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) business days advance written notice from Landlord, an updated current financial statement for Tenant. Unless an Event of Default by Tenant is continuing under the Lease, or Landlord has reason to believe there has been a material reduction in the financial worth of the Tenant, or unless requested by a prospective lender or purchaser of the Building, such financial statement shall not be required to be furnished more than once in any calendar year. Landlord agrees to keep Tenant’s financial statements confidential and furnish them only to its accountants, attorneys. lenders and prospective purchasers of the Building. Landlord acknowledges that Tenant’s financial statements may be internally generated and not audited or certified, in which event an officer of Tenant will certify the statement to be true and correct. Notwithstanding the foregoing, Tenant shall not be required to provide financial statements hereunder so long as Tenant’s parent company’s financial statements are publicly available at the time of such request.

36. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Landlord shall be responsible for payment of any commissions owed to the brokers described on the Reference Pages. Landlord hereby agrees to indemnify Tenant against any third party (including Landlord’s and Tenant’s broker as described on the Reference Pages) claiming a fee or commission by or through Landlord in connection with this Lease. Tenant hereby agrees to indemnify Landlord against any third party (other than Landlord’s or Tenant’s broker as described on the Reference Pages) claiming a fee or commission by or through Tenant in connection with this Lease

37. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant hereunder (other than the payment of rent of any other sum due and payable hereunder by Tenant to Landlord), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the applicable party.

38. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

39. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

40. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

41. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

42. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same Lease. In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease.  Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures.  Promptly following transmission of the telecopied or e-mailed signatures, Tenant shall promptly deliver to Landlord’s property manager the original signatures of this Lease.

43. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises is located (including the rents and any sales, insurance or condemnation proceeds thereof). The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

44. RADON GAS. As required by §404.056(5), Florida Statutes, the following notification is made regarding radon gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:

DGE ALHAMBRA, LP,
a Delaware limited partnership

By:	DGE Alhambra GP, LLC, a Delaware limited liability company, its general partner and manager

By:	DWS Alternatives GmbH, a German limited liability company, its sole member

By:	/s/ Scott Bodin

Name:	Scott Bodin

Title:	VP

Dated:	22 November 2021

By:	/s/ Dave Crane

Name:	Dave Crane

Title:	VP

Dated:	22 November 2021

TENANT:

APPGATE CYBERSECURITY, INC.,
a Delaware corporation

By:	/s/ Rene A. Rodriguez

Name:	Rene A. Rodriguez

Title:	CFO

Dated:	22 November 2021

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of November 19, 2021 between

DGE Alhambra, LP, as Landlord and

Appgate Cybersecurity, Inc., as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

/s/ RAR	/s/ SB
Initials

A-1

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of November 19, 2021 between

DGE Alhambra, LP, as Landlord and

Appgate Cybersecurity, Inc., as Tenant

1. Premises Leased “As Is”. Tenant and Landlord agree and Tenant acknowledges that the Premises are in all respects being leased by Landlord to Tenant, and shall be accepted by Tenant, in their current “AS IS/WHERE IS” condition and that Landlord has and shall have no obligation or duty whatsoever to make any alterations or improvements of any kind or nature in or to the Premises in order to prepare same for Tenant’s occupancy.

2. Allowance. So long as the Lease is in full force and effect and no Event of Default has occurred and is continuing, Landlord shall provide Tenant with an allowance (the “Allowance”) of up to the amount of $117,960.00 ($20.00 per rentable square foot of the Premises) to be used for the refurbishment of the Premises (the “Refurbishment”). Tenant hereby expressly acknowledges and agrees that Tenant shall be responsible for any and all Refurbishment costs in excess of the Allowance.

3. Refurbishment.

(a) For any items of the Refurbishment which require a permit (“Major Refurbishment Items”), Tenant shall, at its sole cost and expense, prepare and submit to Landlord for Landlord's written approval or disapproval (which approval will not be unreasonably withheld or conditioned) a complete set of plans and specifications and construction drawings, including, without limitation, MEP plans to be prepared by Landlord’s Base Building MEP Engineer (collectively, the “Plans and Specifications”) for the Major Refurbishment Items. The Plans and Specifications shall be in such detail as Landlord may reasonably require and shall be in compliance with all applicable statutes, ordinances and regulations; provided, however, that Landlord’s approval of the Plans and Specifications shall not be deemed to be a warranty or representation that the Plans and Specifications comply with all applicable statutes, ordinances and regulations. Landlord shall review the Plans and Specifications and indicate requested changes, if any, by written notice to Tenant, within ten (10) days after receipt of the Plans and Specifications by Landlord. If Landlord fails to indicate such requested changes to the Plans and Specifications by such date, the Plans and Specifications shall be deemed approved. Thereafter, any changes to the Plans and Specifications shall be subject to Landlord's written approval (which approval will not be unreasonably withheld or conditioned) in accordance with the procedure set forth above, except that the foregoing ten (10) day period shall be reduced to five (5) days. Tenant’s contractor shall be subject to Landlord’s prior written approval (which approval will not be unreasonably withheld, conditioned or delayed). Tenant or its contractor shall use reasonable speed and diligence to complete the Major Refurbishment Items in a good, first-class, workmanlike and timely manner and in accordance with the Plans and Specifications and all applicable statutes, ordinances and regulations. Tenant shall carry, or cause its contractor to carry, insurance reasonably satisfactory to Landlord throughout the completion of the Refurbishment. Upon the substantial completion of the Major Refurbishment Items by Tenant or Tenant’s contractor, if any, a representative of Landlord and a representative of Tenant together shall inspect the Premises and confirm that the Major Refurbishment Items were completed in accordance with the Plans and Specifications and generate a punchlist of defective or uncompleted items relating to the completion of the Major Refurbishment Items. Tenant shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

(b) For any items of the Refurbishment which do not require a permit, such as repainting, recarpeting or other cosmetic changes (“Initial Cosmetic Alterations”), Tenant shall not be required to prepare plans and specifications or construction drawings for such Initial Cosmetic Alterations; provided, however, that all such Initial Cosmetic Alterations shall require Landlord's prior written approval (which approval will not be unreasonably withheld, conditioned or delayed) and which will be given by Landlord in the same manner and time frames as required for the Plans and Specifications as set forth in Section 3 above.

(c) Except as expressly set forth herein, the Refurbishment (inclusive of all Major Refurbishment Items and Initial Cosmetic Alterations) shall be performed by or on behalf of Tenant in compliance with the terms and provisions of the Lease, including, without limitation, Article 6 and Article 8 thereof.

/s/ RAR	/s/ SB
Initials

B-1

4. Payment of Allowance.

(a) The Allowance shall be payable to Tenant by Landlord only upon the submission by Tenant to Landlord on or before the date that is twelve (12) months after the Commencement Date (the “Outside Date”) of (i) copies of third party invoices paid by Tenant in connection with the Refurbishment, (ii) copies of canceled checks or other proof of payment reasonably acceptable to Landlord to evidence the payment by Tenant of said third party invoices, (iii) terminations of any notices of commencement (in recordable form) filed against the Building or the Premises in connection with the completion of the Refurbishment, and (iv) final lien waivers on a form reasonably acceptable to Landlord from all contractors providing $5,000.00 or more in work in connection with the Refurbishment.

(b) The Allowance may be applied to all costs incurred by Tenant in connection with the Refurbishment, including but not limited to costs for preparation of the Plans and Specifications, architectural and engineering fees, and hard and soft costs of any Major Refurbishment Items and Initial Cosmetic Alterations. Landlord shall be entitled to deduct a construction management fee in the amount of three percent (3%) of the total cost of the Major Refurbishment Items from the Allowance. Notwithstanding the foregoing, upon receipt of an invoice for such costs, Landlord shall reimburse Tenant up to a maximum of $884.70 ($0.15 per rentable square foot of the Premises) for the cost of the test fit prepared by Tenant’s architect and such amount shall not be deducted from the Allowance.

(c) Tenant may elect by written notice provided to Landlord on or before the Outside Date to apply up to a maximum of $29,490.00 ($5.00 per rentable square foot of the Premises) of the unused portion of the Allowance as a credit against the Annual Rent due and payable under the Lease. Tenant hereby expressly acknowledges and agrees that if the entire amount of the Allowance has not been applied to the cost of the Refurbishment and/or elected to be applied as a credit against Annual Rent before the Outside Date, then the unused portion of the Allowance shall be forfeited by Tenant as of the Outside Date.

/s/ RAR	/s/ SB
Initials

B-2

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the

Lease Reference Date of November 19, 2021 between

DGE Alhambra, LP, as Landlord and

Appgate Cybersecurity, Inc., as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of _______, 20__, by and between DGE Alhambra, LP (“Landlord”) and ______________ (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference _____, 20__ (the “Lease”) for certain premises (the “Premises”) consisting of approximately _____ square feet at the building commonly known as _____.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The actual Commencement Date is _____.

2. The actual Termination Date is ______.

3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

DGE ALHAMBRA, LP, a Delaware limited partnership	__________________, a _________________

By: DGE Alhambra GP, LLC, a Delaware limited liability company, its general partner By: DWS Alternatives GmbH, a German limited liability company, its sole member
By: _______DO_NOT_SIGN______________	By: _______DO_NOT_SIGN______________
Name: ________________________________	Name: ________________________________
Title: _________________________________	Title: _________________________________
Dated: _________________________________	Dated: _________________________________

/s/ RAR	/s/ SB
Initials

C-1

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of November 19, 2021 between

DGE Alhambra, LP, as Landlord and

Appgate Cybersecurity, Inc., as Tenant

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord, which may be given or withheld in Landlord’s reasonable discretion. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. Landlord agrees to provide, at Landlord’s sole cost and expense, the initial building standard suite signage adjacent to the Premises, provided, however, that Landlord reserves the right to charge for subsequent changes to Tenant’s suite signage. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Tenant’s initial directory listing shall be provided by Landlord at Landlord’s sole cost and expense, provided, however, that Landlord reserves the right to charge for subsequent changes to Tenant’s directory listing.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all reasonable and customary recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.

/s/ RAR	/s/ SB
Initials

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord. Tenant shall not permit space heaters in the Premises.

14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18. Regarding all water supply lines that are used to provide a supplementary water source to Tenant fixtures (toilet and sinks) and equipment, such as and not limited to, coffee makers, water filters, refrigerators, etc., such supplementary supply lines and connections shall consist of either flex copper or stainless steel braided lines. Polyethylene tubing (usually white) is not permitted to be used on the property. All wall angle stops shall solely consist of quarter turn valves. Water heaters shall incorporate a Smitty Pan that is plumbed per code (appropriate drainage for the Smitty Pan). All tenant equipment requiring connection to water shall require Landlord’s prior written approval.

19. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.

20. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

21. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

/s/ RAR	/s/ SB
Initials

22. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

23. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

24. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

25. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

26. Tenant shall not permit any animals (including birds and other fowl), reptiles, amphibians or fish (including fish tanks), other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

27. Tenant shall reasonably comply with Landlord’s recycle policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all Regulations regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

28. Tenant acknowledges that the Building, at Landlord’s option, may be operated in accordance with standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Star® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards (hereinafter collectively referred to as “Green Building Standards”). To support Landlord’s sustainability practices, Tenant is encouraged to use reasonable efforts to use proven energy, water carbon reduction, and other sustainable measures, such as for example using energy efficient bulbs in task lighting, installing lighting controls, such as automatic sensors; turning off lights at the end of the work day; and utilizing water filtration systems to avoid the use of bottled water.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

30. Tenant shall be responsible for the observance of all of the rules set forth herein by Tenant’s employees, agents, clients, customers, invitees and guests.

31. During the continuance of any invasion, mob, riot, public excitement, “shelter in place” or similar governmental order, or other circumstance rendering such action advisable in Landlord’s opinion or as required by Regulations, Landlord reserves the right (but shall not be obligated) to prevent or limit access to the Building during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building or otherwise as required by Regulations and in no event shall the same render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation under the Lease.

32. Tenant shall not fly or operate or permit its employees to fly or operate drones on the property for recreational or any other purposes.

/s/ RAR	/s/ SB
Initials

33. In the event the Building contains a general use conference center for use by the tenants of the Building (the “Conference Center”) and Tenant elects to use such Conference Center, the use of the Conference Center by Tenant shall be subject to compliance with Landlord’s reasonable policies, procedures, rules and regulations with respect to the use of such Conference Center (which may include reasonable clean-up fees).

34. In the event the Building contains a general use fitness center for use by the tenants of the Building (the “Fitness Center”) and Tenant’s employees elect to use the Fitness Center, the use of the Fitness Center by Tenant’s employees shall be subject to compliance with Landlord’s reasonable policies, procedures, rules and regulations with respect to the use of such Fitness Center.

SUPPLEMENTAL COVID-19 RULES AND REGULATIONS

1.	All tenants, and their employees, agents, vendors, contractors, guests and invitees (collectively, the “Tenant Parties”) shall comply with all applicable city, county, state and federal requirements for workplace operations and safety, including, but not limited to, those related to COVID-19 other pandemics or similar crises.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

/s/ RAR	/s/ SB
Initials

EXHIBIT E – EXISTING FURNITURE

attached to and made a part of the Lease bearing the

Lease Reference Date of November 19, 2021 between

DGE Alhambra, LP, as Landlord and

Appgate Cybersecurity, Inc., as Tenant

EXISTING FURNITURE

Location:	Description and Quantity
Conf. Room
Table
12 Conf Room Chairs
White Board
TV
#1 Office	Desk
Side Table
3 Side Chairs
1 Desk Chair
#2 Office	Desk
1 Desk Chair
3 Side Chairs
# 3 Assistant	Desk
# 3 Spare Desk	Desk (disassembled)
# 4 Office	TV
Couch
Conf. Table
6 brown chairs
1 Floor Lamp
2 White Boards
Coat Rack
Lobby	Reception Desk
1 Chair
Reception Couch
2 Reception Chairs
Coffee Table
Side Table
#5 Office	Desk
Round Side Table
4 Chairs
1 Desk Chair
1 Floor Lamp
#6 Office	Desk
Side Table
2 Chairs

/s/ RAR	/s/ SB
Initials

#7 Office	Desk
1 chair
#8 Open Space Cubicles
10 work space cubicles
3 work space cubicles w/overhead
3 work space cubicles w/out overhead
6 desk chairs
#9 Open Space Outside of IT	1 overhead cabinet
2 long file cabinets
#10 Office	Desk
1 Chair
2 Side Chairs
2 Black Filing Cabinets
1 Floor Lamp
Kitchen	Microwave
2 Mini Frig (under counter & under table)
Black Lunch Round Table (located in Space #8)
Mahogany Round Table by Window (located in Space #8)
Desk used for counter

/s/ RAR	/s/ SB
Initials

/s/ RAR	/s/ SB
Initials